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Exhibit No.
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    21            List of Subsidiaries of Company


  Name                              Jurisdiction of Incorporation
  ----                              -----------------------------
Artificial Life Europe, AG                  Switzerland

Artificial Life Rus Limited                 Russia

Artificial Life
  Deutschland Akriengesellschaf             Germany

Artificial Life Solutions, AG               Switzerland

Artificial Life Ventures, Inc.              Delaware

IT Partners, AG                             Switzerland